                                                                   Exhibit 23.7




                        CONSENT OF INDEPENDENT AUDITORS



We hereby consent to the reference to our firm under the caption "Experts" in the Prospectus forming a part of this Registration Statement on Form S-4 of SFX Entertainment, Inc., a Delaware corporation, and to the incorporation of our report, dated June 13, 1997 on the financial statements of QBQ Entertainment, Inc., a New York corporation, as of December 31, 1996 and for the years ended December 31, 1995 and 1996.




                                             /s/ David Berdon & Co. LLP
                                             ----------------------------
                                             DAVID BERDON & CO. LLP
                                             CERTIFIED PUBLIC ACCOUNTANTS




                                             New York, New York
                                             January 22, 1999